Exhibit 99.1

Answers Corporation Reports Q4 and Full Year 2008 Financial Results

Q4 Record Revenue of $4.63 million and Adjusted EBITDA of $1.95 million

New York, NY, February 19, 2009 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers.com™ today reported unaudited results for its fourth quarter and fiscal year ended December 31, 2008.

“Answers is very pleased to report a milestone quarter and fiscal year,” stated Robert Rosenschein, Chairman and CEO. “Quarterly revenues rose 30% sequentially to $4.63 million, with Adjusted EBITDA reaching $1.95 million, and our cash balance increasing $2 million to $11.74 million. WikiAnswers continues to be an amazing property. comScore ranked it the fastest growing domain for all of 2008, as measured by percent change in unique monthly visitors for the top 200 US Web domains. Answers’ financial progress is a testament to our focus on the product without losing control of expenses. We look forward to continued growth in 2009 – and to building our value proposition of providing our users useful, relevant, quick answers.”

Q4 2008 Financial Results

•	Revenues were $4,630 thousand in Q4 2008, an increase of 55% compared to Q4 2007, and an increase of 30% compared to $3,563 thousand in Q3 2008.

•	WikiAnswers.com revenues were $2,879 thousand in Q4 2008, an increase of 309% compared to $704 thousand in Q4 2007 and an increase of 47% compared to $1,960 thousand in Q3 2008.

•	Answers.com revenues were $1,730 thousand in Q4 2008, a decrease of 24% compared to $2,270 thousand in Q4 2007 and an increase of 10% compared to $1,579 thousand in Q3 2008.

•	Adjusted operating expenses in Q4 2008, were $2,680 thousand, a decrease of 5% compared to $2,811 thousand in Q4 2007, and a decrease of 12% compared to $3,043 thousand in Q3 2008.

•	Adjusted EBITDA in Q4 2008 was $1,950 thousand, an increase of $1,770 thousand compared to $180 thousand in Q4 2007, and an increase of $1,430 thousand compared to $520 thousand in Q3 2008.

•
GAAP operating income in Q4 2008 was $1,296 thousand, an increase of $1,984 thousand compared to $688 thousand GAAP operating loss in Q4 2007, and an increase of $1,418 thousand compared to $122 thousand GAAP operating loss in Q3 2008.

•
GAAP net loss in Q4 2008 was $1,847 thousand, an increase of $1,230 thousand compared to $617 thousand in Q4 2007, and a decrease of $272 thousand, compared to $2,119 thousand in Q3 2008. GAAP net loss in Q4 2008 and Q3 2008, included a non-cash loss resulting from the fair value adjustment of Redpoint Ventures’ warrant to purchase units of Series B preferred stock and warrants (the “Series B Warrant”) in the amount of $3,131 thousand and $2,056 thousand, respectively.

Full Year 2008 Financial Results

•
Revenues were $14,227 thousand in 2008, an increase of 25% compared to $11,395 thousand in 2007. Revenues in 2007 included subscription revenue of $425 thousand that resulted from the recognition of revenue, previously deferred, from lifetime subscriptions to GuruNet, an information service we sold in 2003 and subsequently shut down in February 2007. Recognition of this revenue was a one-time event and is not reflective of the Company's core business. Excluding such subscription revenue, revenues in 2008 increased 30% over 2007.

•	WikiAnswers.com revenues were $7,524 thousand in 2008, an increase of 478% compared to $1,302 thousand in 2007.

•	Answers.com revenues were $6,622 thousand in 2008, a decrease of 30% compared to $9,449 thousand in 2007.

•	Adjusted operating expenses in 2008, were $12,608 thousand, an increase of 8% compared to $11,666 thousand in 2007.

•	Adjusted EBITDA in 2008 was $1,619 thousand, an improvement of $2,315 thousand compared to negative $696 thousand in 2007.

•	GAAP operating loss in 2008 was $7,110 thousand, an increase of $2,666 thousand compared to $4,444 thousand GAAP operating loss in 2007.

•
GAAP net loss in 2008 was $12,251 thousand, compared to the GAAP net loss of $4,118 thousand in 2007. GAAP net loss in 2008 includes a non-cash loss resulting from the fair value adjustment of Redpoint Ventures’ Series B Warrant in the amount of $5,187 thousand, a loss from the write-off of the Brainboost Answer Engine of $3,138 thousand, and a loss from termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering of $2,543 thousand.

See Appendix A of this earnings release for the 2008 quarterly traffic, revenue and RPM data of our two Web properties.

Business Outlook – First Quarter 2009

The following business outlook is based on the Company’s current information and expectations as of February 19, 2009. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending March 31, 2009
(in thousands)

Total Revenue	$4,200 - $4,500

Adjusted EBITDA

GAAP Operating income	$500 – $800

Adjustment to GAAP Operating income:
Stock-based compensation	400
Depreciation and amortization	300

$1,200 – $1,500

Conference Call

Answers Corporation will host a conference call web cast today, February 19, 2009, at 8:30 A.M. (Eastern Time) to be broadcast over the Internet at http://ir.answers.com. To participate via telephone, please dial (877) 856-1964 and request the Answers call. A replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories - Answers.com and WikiAnswers.com. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron's and Encyclopedia Britannica. Answers.com is also available for mobile devices at http://mobile.answers.com. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers' large and growing community, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest growing domain of the top 200, in the U.S. in terms of unique monthly visitors in 2008. (answ-f)

For investment information, visit http://ir.answers.com

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to increase traffic to our Web properties, our ability to maintain or improve the monetization rates of our Web properties, particularly in light of the challenging global economic environment, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify Web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting our Web properties, the termination of our Google Services Agreement pursuant to which we obtain the vast majority of advertisements displayed on our Web properties, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, which is on file with the SEC and is available on our investor relations website at http://ir.answers.com and on the SEC website at http://www.sec.gov. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 31, 2008, which will be filed with the SEC in March 2009. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://ir.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. Additionally, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix B attached to this press release.

 (Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

John McNamara	Alison Minaglia
Cameron Associates	Technology PR for Answers.com
john@cameronassoc.com	aminaglia@technologypr.com
212.554.5485	203.972.3170 or
917.902.3404

Answers Corporation

Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Year ended December 31		Three months ended
	2008	2007	December 31, 2008	September 30, 2008
	$	$	$	$

Revenues:
Advertising revenue	14,146	10,751	4,610	3,539
Answers service licensing	81	219	20	24
Subscriptions	-	425	-	-
	14,227	11,395	4,630	3,563

Costs and expenses:
Cost of revenue	4,641	4,890	887	945
Research and development	3,482	2,978	812	866
Sales, marketing and community development	2,734	3,951	476	563
General and administrative	4,799	4,020	1,159	1,311
Write-off of the Brainboost Answer Engine	3,138	-	-	-
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	2,543	-	-	-

Total operating expenses	21,337	15,839	3,334	3,685

Operating income (loss)	(7,110)	(4,444)	1,296	(122)

Interest income (expense), net	(55)	385	(86)	(43)
Other income (expense), net	19	(11)	57	11
Loss resulting from fair value adjustment of warrant to purchase units of Series B preferred stock and warrants	(5,187)	-	(3,131)	(2,056)

Loss before income taxes	(12,333)	(4,070)	(1,864)	(2,210)

Income tax benefit (expense)	82	(48)	17	91

Net loss	(12,251)	(4,118)	(1,847)	(2,119)

Basic and diluted net loss per common share	(1.65)	(0.52)	(0.28)	(0.31)

Weighted average number of shares used in computing basic and diluted net loss per common share	7,863,917	7,847,610	7,870,538	7,865,263

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the Nearest Comparable GAAP Measures
(in thousands)

	Three months ended
	December 31, 2008	September 30, 2008	December 31, 2007

Adjusted Cost of Revenue
Cost of revenue	$887	$945	$1,247
Stock-based compensation expense	(40)	(42)	(40)
Depreciation and amortization	(119)	(128)	(324)

	$728	$775	$883

Adjusted Research and Development
Research and development	$812	$866	$739
Stock-based compensation expense	(91)	(91)	(92)
Depreciation and amortization	(30)	(30)	(29)

	$691	$745	$618

Adjusted Sales, Marketing and Community Development
Sales, marketing and community development	$476	$563	$676
Stock-based compensation expense	(29)	(35)	(72)
Depreciation and amortization	(21)	(20)	(20)

	$426	$508	$584

Adjusted General and Administrative
General and administrative	$1,159	$1,311	$1,017
Stock-based compensation expense	(246)	(224)	(222)
Depreciation and amortization	(78)	(72)	(69)

	$835	$1,015	$726

Adjusted Operating Expenses
Operating expenses	$3,334	$3,685	$3,679
Stock-based compensation expense	(406)	(392)	(426)
Depreciation and amortization	(248)	(250)	(442)

	$2,680	$3,043	$2,811

Adjusted EBITDA
Operating Income (Loss)	$1,296	$(122)	$(688)
Stock-based compensation expense	406	392	426
Depreciation and amortization	248	250	442

	1,950	$520	$180

See discussion regarding Adjusted EBITDA in Appendix B of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the Nearest Comparable GAAP Measures
(in thousands)

	Year ended December 31
	2008	2007

Adjusted Cost of Revenue
Cost of revenue	$4,641	$4,890
Stock-based compensation expense	(170)	(160)
Cost related to layoff	-	(4)
Depreciation and amortization	(835)	(1,316)

	$3,636	$3,410

Adjusted Research and Development
Research and development	$3,482	$2,978
Stock-based compensation expense	(386)	(363)
Cost related to layoff	-	(14)
Depreciation and amortization	(126)	(127)

	$2,970	$2,474

Adjusted Sales, Marketing and Community Development
Sales, marketing and community development	$2,734	$3,951
Stock-based compensation expense	(221)	(756)
Cost related to layoff	-	(230)
Depreciation and amortization	(82)	(87)

	$2,431	$2,878

Adjusted General and Administrative
General and administrative	$4,799	$4,020
Stock-based compensation expense	(942)	(844)
Cost related to layoff	-	(5)
Depreciation and amortization	(286)	(267)

	$3,571	$2,904

Adjusted Operating Expenses
Operating expenses	$21,337	$15,839
Stock-based compensation expense	(1,719)	(2,123)
Cost related to layoff	-	(253)
Write-off of the Brainboost Answer Engine	(3,138)	-
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	(2,543)	-
Depreciation and amortization	(1,329)	(1,797)

	$12,608	$11,666

Adjusted EBITDA
Operating Loss	$(7,110)	$(4,444)
Subscription revenue	-	(425)
Stock-based compensation expense	1,719	2,123
Cost related to layoff	-	253
Write-off of the Brainboost Answer Engine	3,138	-
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	2,543	-
Depreciation and amortization	1,329	1,797

	1,619	$(696)

See discussion regarding Adjusted EBITDA in Appendix B of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	December 31	December 31
	2008	2007
	$	$
Assets

Current assets:
Cash and cash equivalents	11,739	6,778
Investment securities	-	700
Accounts receivable	1,680	1,448
Prepaid expenses and other current assets	818	487
Total current assets	14,237	9,413

Long-term deposits (restricted)	257	196

Deposits in respect of employee severance obligations	1,337	1,232

Property and equipment, net	1,234	1,012

Other assets:
Intangible assets, net	994	4,766
Goodwill	437	437
Prepaid expenses, long-term, and other assets	220	275
Deferred charges (Lexico acquisition and public offering)	-	1,267
Total other assets	1,651	6,745

Total assets	18,716	18,598

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	537	968
Accrued expenses	751	1,045
Accrued compensation	628	551
Warrant to purchase units of Series B preferred stock and warrants	8,698	-
Capital lease obligation – current portion	78	-
Deferred revenues	16	16
Total current liabilities	10,708	2,580

Long-term liabilities:
Liability in respect of employee severance obligations	1,534	1,233
Capital lease obligation, net of current portion	106	-
Deferred tax liability, long-term	26	14
Total long-term liabilities	1,666	1,247

Series A convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 60,000 shares authorized, 60,000 and 0 shares issued and outstanding as of December 31, 2008 and 2007, respectively	624	-

Stockholders' equity:
Common stock: $0.001 par value; 100,000,000 and 30,000,000 shares authorized; 7,870,538 and 7,859,890 shares issued and outstanding as of December 31, 2008 and 2007, respectively	8	8
Additional paid-in capital	77,091	73,893
Accumulated other comprehensive loss	(28)	(28)
Accumulated deficit	(71,353)	(59,102)
Total stockholders' equity	5,718	14,771

Total liabilities and stockholders' equity	18,716	18,598

Appendix A

The following table presents the quarterly revenue, average daily page views and RPM of our two Web properties in 2008:

	2008
	Q1	Q2	Q3	Q4

Ad Revenue ($ - in thousands)

Answers.com	1,828	1,485	1,579	1,730
WikiAnswers.com	1,185	1,500	1,960	2,879
Total	3,013	2,985	3,539	4,609

Answers.com	61%	50%	45%	38%
WikiAnswers.com	39%	50%	55%	62%
Total	100%	100%	100%	100%

Traffic

Answers.com	3,225,000	2,641,000	2,666,000	3,027,000
WikiAnswers.com	1,885,000	2,318,000	3,094,000	4,350,000
Total	5,110,000	4,959,000	5,760,000	7,377,000

Answers.com	63%	53%	46%	41%
WikiAnswers.com	37%	47%	54%	59%
Total	100%	100%	100%	100%

RPM

Answers.com	$6.23	$6.18	$6.44	$6.21
WikiAnswers.com	$6.95	$7.11	$6.89	$7.19

Appendix B

Explanation of Non-GAAP Financial Measures

This earnings release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Sales and Marketing, Adjusted General and Administrative, and Adjusted Operating Expenses, which are our GAAP expenses adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense and Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•
Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization, and the write-off, of acquired technology from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the years ended December 31, 2008 and 2007 was $7,524 thousand and $1,302 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•
Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods.

•
Depreciation, Interest, Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants, Taxes and Exchange Rate Differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•
Terminated Lexico Acquisition and Follow-On Offering. Adjusted EBITDA disregards $2,543 thousand in costs associated with our terminated acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•	Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•	Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•	Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•	Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•	Adjusted EBITDA does not reflect interest income from our investments in cash and investment securities;

•	Adjusted EBITDA does not reflect foreign exchange net gains and losses;

•
Adjusted EBITDA does not reflect interest expense and other cost relating to financing our business, including Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants;

•	Adjusted EBITDA excludes taxes, which is an integral cost of doing business; and

•	Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.